UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
June 6, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Lease Agreement
Lease Termination Agreement

Item 1.01. Entry into a Material Definitive Agreement.
Lease Agreement with Greenway Tower Joint Venture
On June 7, 2006, Ace Cash Express, Inc. (“ACE”) and Greenway Tower Joint Venture (“Greenway Tower”), entered into a Lease Agreement (the “Lease”) effective as of June 1, 2006 under which Greenway Tower will lease approximately 59,720 square feet of office space to ACE. Effective July 1, 2006, Greenway Tower will lease an additional 13,132 square feet of office space to ACE. The monthly base rent for the month of June 2006 is approximately $93,500 per month. Effective July 1, 2006, the monthly base rent pursuant to the Lease will be approximately $49,500 per month through June 30, 2007; approximately $80,500 per month through June 30, 2010; approximately $96,000 per month through June 30, 2014; and approximately $105,000 per month through June 30, 2016. The Lease will expire on June 30, 2016 (the “Initial Term”), unless terminated earlier by Greenway Tower due to an event of default by ACE as described below, by Greenway Tower because of substantial damage to the leased premises or by the taking of the leased premises by public use.
Pursuant to the Lease, an event of default includes, among other things: the failure to pay the monthly rent by ACE within 10 days after written notice of default; the breach by ACE of any other term of the Lease and the failure to cure such default within 30 days after written notice of the default; the failure by ACE to pay its debt obligations; and the petition by ACE for bankruptcy relief. Upon the occurrence and continuance of an event of a default, Greenway Tower may terminate the Lease and may retake possession of the leased premises.
ACE will have the option to renew the Lease for two additional terms of 36 months and to expand its leased premises as provided in the Lease.
On June 7, 2006, ACE and Greenway Tower terminated effective as of June 1, 2006 the Office Lease dated as of October 1, 1987, as amended, between ACE, as tenant, and Greenway Tower, as landlord, pursuant to a Lease Termination Agreement, between ACE and Greenway Tower (the “Termination Agreement”). Pursuant to the Termination Agreement, ACE agrees to indemnify Greenway Tower, among other things, from liabilities, damages, costs and expenses arising out of the presence, removal or production of any hazardous materials and other substances on the leased premises prior to June 1, 2006, the violation by ACE of any laws or regulations prior to June 1, 2006 and any liens or encumbrances placed by ACE on the leased premises.
Item 1.02. Termination of a Material Definitive Agreement.
On June 7, 2006, ACE and Greenway Tower terminated effective as of June 1, 2006 the Office Lease dated as of October 1, 1987, as amended, between ACE, as tenant, and Greenway Tower, as landlord, pursuant to the Lease Termination Agreement described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits
Exhibits. The following exhibit is filed herewith in accordance with the provisions of Item 601 of Regulation S-K:
10.1	Lease Agreement dated as of June 1, 2006 between ACE and Greenway Tower Joint Venture.

10.2	Lease Termination Agreement dated as of June 1, 2006 between ACE and Greenway Tower Joint Venture.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: June 9, 2006	By:	/s/ WALTER E. EVANS

Walter E. Evans
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement dated as of June 1, 2006 between ACE and Greenway Tower Joint Venture.

10.2	Lease Termination Agreement dated as of June 1, 2006 between ACE and Greenway Tower Joint Venture.